                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                            (Dollars in millions)
                           First Quarter Ended            % of Total
                           --------------------       ------------------
                           June 30,     July 2,       June 30,   July 2,
                             2000        1999           2000      1999
                           --------    --------       --------  --------

Global commercial:
  U.S. commercial          $  980.8    $  873.0          40%       40%
  Europe                      572.2       569.3          23        26
  Other International         262.5       207.5          11         9
                           --------    --------        ------    ------
          Total             1,815.5     1,649.8          74        75
                           --------    --------        ------    ------

U.S. federal government:
  Department of Defense       412.9       374.0          17        17
  Civil agencies              234.9       179.6           9         8
                           --------    --------        ------    ------
          Total               647.8       553.6          26        25
                           --------    --------        ------    ------
Total revenues             $2,463.3    $2,203.4         100%      100%
                           ========    ========        ======    ======


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